Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-126772) as amended, and in the related Prospectus, and the Registration Statements (Nos. 333-36779, 333-43159, and 333-43181) on Form S-8, of our reports dated August 20, 2003, with respect to the consolidated financial statements and schedule of SPACEHAB, Incorporated, included in this Form 10-K/A.

/s/ Ernst & Young LLP

McLean, Virginia

October 5, 2005